EXHIBIT 10.1

                                    AGREEMENT


     This Agreement (the "Agreement") is entered into this 28th day of October, 2005, by The Telmarc Group, LLC (with its Affiliates called "Telmarc") at 24 Woodbine Road, Florham Park, NJ 07932, a Delaware limited liability Telmarc, and North Shore Capital Advisers Corp. ("NSCA") a Delawarecorporation with offices at 20 Marlin Lane, Port Washington, New York 11050, each a "Party" and jointly called the "Parties". The Parties hereby agrees as follows:

     WHEREAS Telmarc is in the business of seeking out, financing, and managing certain high technology businesses, and;

     WHEREAS Telmarc may from time to time seek support in the management and strategic focus of such businesses, and;

     WHEREAS, NSCA represents that it has the expertise, resources, capabilities and experience in providing management and strategic focus support in the business area in which Telmarc operates;

     NOW THEREFORE the Parties agrees as to the following;

1        Responsibilities of NSCA

     1.1 When and if Telmarc, at Telmarc's sole discretion, seeks to obtain assistance from NSCA then NSCA agrees to act as the non-exclusive financial consultant to Telmarc in connection with:

     (i) assisting the Telmarc in the development and evaluation of the business plans of companies in which the Telmarc may invest, (ii) working with management of the companies in which the Telmarc may invest to analyze financings and business combinations, and (iii) working with management of the companies in which the Telmarc may invest to develop business strategies for Telmarc, and
(iv) . Telmarc shall notify NSCA in writing of an opportunity in which Telmarc would consider investing and at that time Telmarc would then request specifically for the support described herein for that specific opportunity. Telmarc has no obligation hereunder to present any such opportunity to NSCA and if Telmarc does so it shall be done solely at Telmarc's discretion.

     1.2 NSCA (a) will use and rely primarily on the information provided by Telmarc or through confidential sources provided by Telmarc ("Information") and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, and (c) shall not make an appraisal of any assets of Telmarc or any company in which it may invest.

2        Telmarc Responsibilities

     2.1 Telmarc will, if it is available, and in a reasonable manner, furnish NSCA with such information as the Telmarc and NSCA believe appropriate to the assignment (all such information so furnished being "Information").

3        Duration

     This agreement shall be for the initial term of two years commencing upon the date hereof, and thereafter on a month-to-month basis until terminated by the Telmarc or NSCA.

4        Compensation

     4.1 In sole and complete consideration for such services, the Telmarc agrees to pay NSCA a fee equal to $300 per hour for each hour NSCA provides per express written prior request from Telmarc for specific services to the Telmarc, payable within thirty (30) days after receipt of invoices, for service delivered by NSCA to Telmarc, by Telmarc.

     4.2 Telmarc further agrees to reimburse NSCA upon request made from time to time, for its prior approved in writing by Telmarc reasonable actual and documented out-of-pocket expenses, incurred in connection with NSCA's engagement hereunder.

     4.3 Unless specifically requested in writing by Telmarc to perform a task hereunder, Telmarc shall have no responsibly to NSCA of any form, monetary or otherwise.

5        Confidentiality and Proprietary Information

     5.1 The parties agree that Confidential Information covered by this agreement shall be disclosed by both parties. For the purposes of this Agreement, "Confidential Information" means: any information including, but not necessarily limited to: discoveries, designs, specifications, codes, drawings, blueprints, tracing, diagrams, models, samples, flow charts, data, computer programs, marketing plans, customer names and other technical, financial or commercial information, whether written, oral or other tangible or intangible forms. Such information is in writing, marked as "Proprietary" or a similar notation at the time of the transmission, and maintained subsequently by the Parties in accordance with the terms of this Agreement. If in the event that the information is initially conveyed orally, the disclosing Party shall indicate at the time of disclosure what is Proprietary and/or Confidential Information and shall within thirty (30) days of such disclosure reduce such information to a summarized writing with the Proprietary notices or a similar notation affixed thereto. For the purposes of this Agreement, "Recipient" means the party receiving Confidential Information, and "Discloser" means the party providing Confidential Information.

     5.2 The Recipient shall make use of the  Confidential  Information only for
the  following   purpose  or  purposes  of   evaluating  a  potential   business
relationship between Telmarc and NSCA.

     5.3 Recipient shall keep the Confidential Information in strict confidence and disclose the Confidential Information only to those of its employees, subcontractors and consultants that need to know such Confidential Information and solely for the purpose described in Section 2, provided, that Recipient shall ensure that its employees, subcontractors and consultants exercise at least the same degree of care in protecting the Confidential Information from disclosure as they exercise in respect of the Recipient's own confidential and proprietary information and data and in any event, at least a reasonable level of care.

     5.4 Recipient shall afford the Confidential Information the same security and care in handling and storage as Recipient provides for its own confidential and proprietary information and data and in any event, at least a reasonable level of care. Except as may subsequently be agreed otherwise in writing, the Recipient agrees not to duplicate or otherwise copy and to return immediately at the Discloser's request all Confidential Information including any plans, designs, documents or other tangible items (including electronic media) copied or derived from and containing Confidential Information.

     5.5 Recipient shall not be liable for use or disclosure of the Confidential Information if the same: (a) is in the public domain at the time it is disclosed or becomes a matter of public knowledge through no fault of Recipient; or (b) is known, as demonstrated by written documentation, to the party receiving it at the time of disclosure; or (c) is rightfully received by Recipient from a source other than the disclosing party without a duty of confidentiality; or (d) is independently developed, separate from the activities undertaken pursuant to this Agreement, and such development can be verified through written documentation. None of the above restrictions will prohibit the receiving Party from disclosing the material as a result of any appropriate court order or other legal investigation, either ex parte to this Agreement, or in pursuit of remedies under this Agreement. The disclosing Party will be responsible for notifying the other party of such disclosure, as soon as practicable prior to its disclosure.

     5.6 In the event Recipient is confronted with legal action to disclose Confidential Information received under this Agreement, the Recipient shall promptly notify the Discloser in writing and shall take reasonable steps to limit the amount of Confidential Information so disclosed and to protect its confidentiality, including but not limited to reasonably assisting the Discloser in obtaining a protective order.

     5.7 Each Discloser warrants that it has the right to make the disclosures under this Agreement. Neither party shall have any liability to the other arising from the use of the Confidential Information in accordance with this Agreement. The parties mutually acknowledge that they make no representations or warranties as to the reliability, accuracy or completeness of the Confidential Information.

     5.8 No license is granted by either party to the other under any patent, trademark, copyright, trade secret or mask work other than as expressly set forth herein.

6        Indemnification

     6.1 Telmarc shall indemnify, defend and hold harmless NSCA, and all of NSCA's and its affiliates' officers, directors, partners, employees and agents, from and against any and all losses, claims, damages, liabilities or expenses of any kind (including, but not limited to, reasonable attorneys fees and costs) arising out of any claim, action or proceeding by a third party against any of them to the extent it is based on (i) a claim for personal injury (including death) or damage to personal property for which Telmarc or any of its affiliates is legally responsible, or (ii) a claim by a client of TELMARC, which telmarc or any of its affiliates is legally responsible, (iii) telmarc or its affiliate's failure to comply with all applicable laws, regulations and orders in the performance of its obligations under this Agreement.

     6.2 NSCA shall indemnify, defend and hold harmless telmarc, and all of telmarc's and its affiliates' officers, directors, partners, employees and agents, from and against any and all losses, claims, damages, liabilities or expenses of any kind (including, but not limited to, reasonable attorneys fees and costs) arising out of any claim, action or proceeding by a third party against any of them to the extent it is based on (i) a claim for personal injury (including death) or damage to personal property for which NSCA or any of its affiliates is legally responsible, or (ii) a claim by a client of NSCA, which NSCA or any of its affiliates is legally responsible, (iii) NSCA or its affiliate's failure to comply with all applicable laws, regulations and orders in the performance of its obligations under this Agreement.

     6.3 The party seeking indemnity under the foregoing provisions shall notify the indemnifying party of any such claim, action or proceeding, and the indemnifying party shall promptly and at its sole cost undertake the defense thereof. No such claim shall be compromised or settled without the prior written consent of the indemnified party if the settlement would restrict or adversely affect the indemnified party. Such consent shall not be unreasonably withheld. the indemnified party shall have the right to participate at its own cost and expense in such claim, action, or proceeding using counsel of its own choosing.

     6.4 Nothing in this agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons, any rights or remedies under or by reason of this agreement or as a result of the services to be rendered by NSCA hereunder. The Parties further agree that neither the indemnified Party nor any of its controlling persons, affiliates, directors, officers, employees or agents shall have any liability to the indemnifying Party for any losses, claims, damages, liabilities or expenses arising out of or relating to this agreement or the services to be rendered by indemnified Party hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted directly from the gross negligence or willful misconduct of the indemnifying Party. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

     7 Replacement

     7.1 This agreement replaces in its entirety the agreement between NSCA and Telmarc dated July 1, 2005.

     8 Warrantees

     8.1 The services performed by NSCA under this Agreement will be performed in a professional manner consistent with industry standards reasonably applicable to the performance of such services. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE


     9 Survival

     9.1 The parties hereto agree that the provisions relating to the payment of fees and expenses of NSCA, the indemnification and contribution provisions and the provisions of the succeeding paragraphs will survive the termination of this agreement for any reason. Except as required by applicable law, any advice to be provided by NSCA under this agreement shall not be disclosed publicly or made available to third parties without the prior written approval of NSCA, and accordingly such advice shall not be relied upon by any person or entity other than Telmarc.

     10 General

     10.1 Entire Agreement and Severability

     This represents the entire Agreement and no prior Agreement, whether written or oral, are to be considered part of this Agreement. If any one clause of this Agreement is rendered ineffective by any means, this does not render the remaining elements ineffective. In point of fact, all non-ineffective elements of the Agreement are to hold. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     10.2 Applicable Law

     This Agreement is made to be governed by, construed in accordance with, and interpreted under the laws of the State of New York.

     10.3 Authority

     Each participant to this Agreement represents and warrants it has the necessary authority and power to enter into and carry out the provisions of this Agreement.

     10.4 Acts of God

     The timing and performance of any obligation hereunder is subject to "Acts of God".

     10.5 Use of Speech

     All pronouns contained herein and any variations thereof, shall be deemed to refer the masculine, feminine, or neuter, singular or plural, as the identity of the Parties may require.

     10.6 Waiver

     No waiver of any right under this Agreement shall be deemed effective unless contained in writing and signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

     10.7 Notices

     All  notices,  requests,   demands,  and  communications  related  to  this
Agreement will be deemed given if and when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses indicated on the last page of this Agreement, and the receipt of such notices, if under certified or registered mail not unduly delayed by receipt by either party.

     All Notices, consents, reports, requests and other documents authorized or required to be given pursuant to this Agreement are to be sent by registered mail to the following:

TELMARC:                                     NSCA:

The Telmarc Group LLC                       North Shore Capital Advisors Corp.
Terrence P.  McGarty, Managing Partner      20 Marlin Lane
24 Woodbine Rd                              Port Washington, New York 11050
Florham Park, NJ 07932                      Attn: Steve Cohen


     10.8 Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives and successors.

     10.9 Headings

     Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions hereof.

     10.10 Unenforceability

     If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, to the maximum extent permissible, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     10.11 No Agency

     Neither Party shall be an agent of the other unless otherwise expressly agreed to in writing for a specific purpose.

     10.12 Independent Consultant

     NSCA is not authorized to act as an independent entity and is not an employee or agent of Telmarc. Neither Party shall have the right or authority to assume or create any obligation on behalf of, in the name of, or binding upon, the other Party, nor to represent the other Party as a distributor in any manner not specifically provided for herein. Nothing in this Agreement is an any way to be construed that NSCA or any Affiliate of NSCA is an employee of Telmarc.

     10.13 Assignment

     This Agreement is not assignable by either party. IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign below, on the dates below, but as of the date first above written.

The Telmarc Group, LLC                      NORTH SHORE CAPITAL ADVISORS CORP.
        /s/ Terrence P. McGarty
By:  ________________________                     By:  /s/ Steven Cohen
                                                        ______________________

                                                           Steven Cohen
Name: Terrence P.  McGarty                        Name:  _____________________
            Managing Partner